UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 April 19, 2002
                Date of Report (Date of Earliest Event Reported)

                        Commission File Number: 000-29727

                               PARTSBASE, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

            Delaware                                            76-0604158
    -------------------------------                        -------------------
    (State or Other Jurisdiction of                          (IRS Employer
    Incorporation or Organization)                         Identification No.)

                          905 Clint Moore Road
                         Boca Raton, Florida 33487-8233
                    (Address of Principal Executive Offices)

                                 (561) 953-0700
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     The Company has received a proposal from AirOperations.com ("AirOps")for a going private transaction. According to the correspondence received from AirOps, AirOps' parent company, Air Operations International repairs, overhauls and markets aircraft engines and components and through its website Airoperations.com engages in e commerce in the aviation industry. The proposed transaction from AirOps would be either in the form of a merger with a corporation owned, affiliated with and/or controlled by AirOps or the purchase of substantially all the assets of PartsBase. Pursuant to the AirOps proposal, the stockholders of PartsBase would receive $1.22 per share in exchange for each share of PartsBase Common Stock outstanding or the same aggregate consideration to PartsBase in the event of an asset purchase. The proposal is subject to, among other things, approval of the proposed transaction by the Board of Directors and stockholders of PartsBase, receipt of any regulatory approvals which may be necessary, the receipt of a fairness opinion, the inapplicability (either by its terms or as a result of Company Board action) of certain business combination provisions under Delaware law, the receipt of satisfactory financing by AirOps to consummate the transaction, the receipt of all necessary consents without payment of any penalty from creditors, lessors or customers of PartsBase and the termination of all outstanding options and warrants of the Company The proposal expires on May 15, 2002. The proposal from AirOps has been referred to the Special Committee of the Board of Directors ("Special Committee"). To date, neither the Company nor the Special Committee has performed ANY due diligence with respect to the AirOps proposal.

     A copy of the Company's press release of April 24, 2002 and the Acquisition Proposal Letter of April 18, 2002 from AirOps to the Special Committee of the Company's Board of Directors are included herein as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and the foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits. The press release should be read in conjunction with the Note Regarding Forward Looking Statements, which is included in the text of such press release.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

 Exhibit        Description
--------      ------------------------------------------------------------------

  99.1 Press Release Issued by the Company on April 24, 2002 regarding the Acquisition Proposal received from AirOperations.com dated
            April 18, 2002.
  99.2      Acquisition Proposal Letter of April 18, 2002 received from
            AirOps.com.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         PARTSBASE, INC.


                                         /s/ Robert  Hammond
                                         Robert  Hammond, Jr., President


Date: April 24, 2002

                                  EXHIBIT INDEX


Exhibit     Description
------    ----------------------------------------------------------------------

99.1 Press Release Issued by the Company on April 24, 2002 regarding the Acquisition Proposal received from the AirOps.com dated
          April 18, 2002.
99.2      Acquisition Proposal Letter of April 18, 2002 received from
          AirOps.com.





EXHIBIT 99.1

Company Press Release

               PartsBase Receives Second Offer to Purchase Company


Boca Raton, FL, April 24, 2002 /Bizwire/ -- PartsBase, Inc. (Nasdaq: PRTS), a Delaware corporation, today announced that it has received a proposal from AirOperations.com ("AirOps"), for a going private transaction. This is the second offer received by PartsBase for a going private transaction. The first offer was delivered to PartsBase on April 8, 2002 from Robert Hammond, the Company's CEO, President, Chairman of the Board and majority stockholder. According to the correspondence received from AirOps, AirOps' parent company, Air Operations International repairs, overhauls and markets aircraft engines and components and through its website Airoperations.com engages in e commerce in the aviation industry.

The proposed transaction from AirOps would be either in the form of a merger with a corporation owned, affiliated with and/or controlled by AirOps or the purchase of substantially all the assets of PartsBase. Pursuant to the AirOps proposal, the stockholders of PartsBase would receive $1.22 per share in exchange for each share of PartsBase Common Stock outstanding or the same aggregate consideration to PartsBase in the event of an asset purchase. As of the date hereof, PartsBase has 13,977,920 shares of Common Stock outstanding.

The final terms of an acquisition by AirOps, if any, will be based on negotiations between AirOps and PartsBase. The proposed acquisition is subject to, among other things, approval of the proposed transaction by the Board of Directors and stockholders of PartsBase, receipt of any regulatory approvals which may be necessary, the receipt of a fairness opinion, the inapplicability (either by its terms or as a result of Company Board action) of certain business combination provisions under Delaware law, the receipt of satisfactory financing by AirOps to consummate the transaction, the receipt of all necessary consents without payment of any penalty from creditors, lessors or customers of PartsBase and the termination of all outstanding options and warrants of the Company. There can be no assurance that a definitive merger agreement will be executed and delivered, or that the proposed transaction will be consummated.

The proposal from AirOps has been referred to the Special Committee of the Board of Directors ("Special Committee"), which was formed to consider Mr. Hammond's offer. To date, neither the Company nor the Special Committee has performed ANY due diligence with respect to the AirOps proposal and there can be no assurances that the conditions precedent contained in the AirOps offer will ever be satisfied.

Under Delaware law, an agreement to consummate a merger transaction or a sale of substantially all of the assets of a corporation must, among other things, be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. Robert Hammond owns or controls approximately 65% of the outstanding shares of PartsBase.

The proposed acquisition may only be completed in accordance with applicable state and federal laws including the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

This press release shall not constitute an offer or a solicitation of an offer to buy or sell any securities of the Company.

About PartsBase, Inc.

PartsBase, Inc. core business is as an online provider of Internet business-to-business e-commerce services for the aviation industry. The Company's global e-marketplace provides a means for over 10,000 members in more than 125 countries to buy and sell new, used and overhauled aviation parts in an efficient, competitive, and cost-effective manner. Current members of
PartsBase's e-marketplace include Boeing, Honeywell, Federal Express, BE Aerospace, Fokker, Raytheon, Rolls Royce, United Airlines, Frontier Airlines, BF Goodrich Aerospace, Saab, Lufthansa and Northrup Grumman.

RNpartners, Inc., a newly formed, wholly owned subsidiary, is a provider of critical care registered nurses for temporary assignment to hospitals in Palm Beach and Broward counties of the State of Florida.

This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to competition from other service providers, the Company's ability to grow its subscriber and hospital base, to offer new functionality to that will be accepted by the aviation marketplace and to attract a sufficient number of registered nurses in a limited talent pool. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the increasingly competitive and constantly changing nature of the business-to-business e-commerce market. More information about potential factors that could affect the Company's business and financial results is included in the Company's Registration Statement on Form S-1 (SEC File No. 333-94337), as amended, and the Company's reports filed pursuant to the Securities Exchange Act of 1934, including, without limitation, under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors", and "Competition", which are on file with the SEC (http://www.sec.gov).
SOURCE PartsBase, Inc.

Contact: For more information on PartsBase:
                  Mark Weicher, Chief Financial Officer
                  (mweicher@partsbase.com)
                  Phone: 561.953.0702       Fax: 561.953.0786

EXHIBIT 99.2

Acquisition Proposal Letter of April 18, 2002 received from AirOps.com


                                                            April 18, 2002

CONFIDENTIAL

Board of Directors
PartsBase, Inc.
905 Clint Moore Road
Boca Raton, FL  33487

Special Committee of the Board of Directors
PartsBase, Inc.
905 Clint Moore Road
Boca Raton, FL  33487
Attention:  Mr. Pierre Narath
            Mr. Thomas Van Hare
            Mr. Ed McCartin


Gentlemen:

This letter outlines the basic terms and conditions of the proposed acquisition (the "Acquisition") of PartsBase, Inc. ("PartsBase"), in the manner described below, by AirOperations.Com, whose parent company is a leading FAA-approved repair station that has served the aviation and aerospace industry since 1969 ("AirOps"). While this letter does not constitute a legally binding agreement (except to the extent described below), and AirOps' proposal is subject to the negotiation and execution of a definitive merger or asset purchase agreement (the "Agreement"), this letter does evidence AirOps' good faith intention to proceed on the following basic terms and conditions:

1. Acquisition Structure. The Acquisition would be accomplished by either of the following alternatives, and the final structure will ultimately be upon an evaluation and determination of the structure that provides the greatest benefit to the shareholders of PartsBase from tax and other perspectives.

      (A) Merger. The Acquisition will be effected through a merger (the "Merger") of AirOps or a new company that would be a wholly-owned subsidiary of AirOps ("Newco"), with and into PartsBase, which would be the surviving corporation in the Merger. The Agreement would provide that each PartsBase shareholder, other than AirOps or Newco, would receive a $1.22 per share for PartsBase common stock, which approximately represents a 75% premium to the closing price PartsBase common stock on April 5, 2002. We further note that this price represents a premium of approximately 20% to the price that has already been offered to the shareholders of PartsBase on April 5, 2002 by Robert A. Hammond, Jr., the principal shareholder and Chairman, President and Chief Executive officer of PartsBase. Following the Merger, AirOps (directly or through Newco) would own 100% of the equity interest in PartsBase on a fully diluted basis; or

      (B) Acquisition of Assets. The Acquisition will be effected through the purchase by AirOps or Newco of substantially all of the assets of PartsBase. If the Acquisition were structured in this manner, the aggregate consideration to be paid to PartsBase would be the same aggregate consideration to be paid in the Merger described in paragraph (A) above.

2. Definitive Agreement. AirOps and PartsBase will proceed in good faith toward negotiation and execution of the Agreement, which shall contain mutually agreeable terms, representations, conditions and covenants, consistent with the terms of this letter. If the Agreement has not been executed by 5:00 p.m., Eastern Standard Time, on May 15, 2002, either party may terminate this letter upon written notice to the other party, except for the items enumerated in paragraph 4, which shall remain in full force and effect.

3. Conditions. This letter is and, to the extent applicable, the Agreement will be, subject to the following conditions: (a) negotiation and execution of an Agreement with mutually agreeable terms, representations, conditions and covenants; (b) approval of the Acquisition by the board of directors of PartsBase; (c) approval of the Acquisition by shareholders of PartsBase; (d) receipt of all necessary consents without payment by AirOps, Newco, or PartsBase of any penalty from creditors, lessors or customers of PartsBase or other third parties; (e) receipt of any regulatory approvals necessary to complete the transaction; (f) delivery of an opinion of the Company's investment banker (pursuant to engagement by a special committee of the PartsBase board), to the effect that the Acquisition is fair to the shareholders of PartsBase from a financial point of view; (g) termination of all outstanding options and warrants of PartsBase; (h) obtaining by Newco of satisfactory financing; (i) either (1) the provisions of Section 203 of the Delaware General Corporation Law or any other similar applicable laws shall not be applicable by their terms to any of the transactions contemplated by this letter; or (2) the board of directors of PartsBase shall have taken such action as is necessary or advisable and shall have given such approvals as may be required to make inapplicable to any of the transactions contemplated hereby the restrictions (including the requirements of special votes of shareholders) set forth in any such laws.

4. Fees and Expenses. Each party will be responsible for its own legal, accounting, investment banking and other expenses incurred in connection with this letter, the Agreement and all matters related thereto. Each party will indemnify and hold harmless the other against the claims of any brokers or finds in respect of the Acquisition.

5. Non-Binding Agreement. This letter evidences the intent of AirOps to proceed in good faith to pursue the Merger described above, subject to the conditions stated herein. Except for the provisions of paragraph 4, however, nothing herein shall constitute a legally binding agreement of AirOps or PartsBase. The proposed Acquisition is expressly conditioned upon AirOps (or Newco) and PartsBase entering into a mutually acceptable Agreement and upon satisfaction of the conditions contained therein. Unless the Agreement is entered into in writing by such parties, regardless of the reason that the Agreement is not executed, neither AirOps nor PartsBase shall be under any obligation to the other (except as set forth in paragraph 4) for damages, expenses or otherwise, irrespective of any negotiations, agreements or understandings heretofore or hereafter existing between the parties, and irrespective of any implied course of conduct between the parties.

6. Governing Law. The letter shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

     AirOps' parent company, Air Operations International, repairs, overhauls and markets aircraft engines and components, including, but not limited to, mechanical and electromechanical accessories, aircraft and engine accessories, CSD's, wheels and brakes and sophisticated flight control units. Air Operations International serves a broad spectrum of the aviation industry, including commercial airlines, air cargo carriers and military aircraft. As indicated above, Air Operations International is a leading FAA-approved repair station, one of approximately 700 in the world, which has served the aviation and aerospace industry since 1969. AirOps proprietary site, Airoperations.com, is a fully functional, neutral, transactional e-commerce solution responding to specific aviation industry needs to lower costs, improve information flow and exploit proven commercial technologies. AirOps considers the Acquisition to be an excellent opportunity for both AirOps and the current shareholders of PartsBase to capitalize on strategic synergies, and will permit the shareholders of PartsBase to sell their shares at a substantial premium to recent historical market prices for PartsBase common shares. Accordingly, we urge you to take this proposal seriously In light of our prominence in the industry, reputation and willingness to consummate the Acquisition upon the terms and subject to the conditions contained in this letter, together with the significant opportunity that will be provided to your shareholders.

     If the foregoing accurately reflects the basis terms and conditions upon which PartsBase would be willing to consummate the transactions contemplated by this letter, please sign one copy of this letter of intent and return it to AirOps. AirOps may withdraw this letter upon notice to PartsBase, at any time prior to AirOps' receipt of PartsBase acceptance of this letter.


Very truly yours,

AirOperations.Com


By: /s/JoseBared
    ------------
    Jose I. Bared
     President


Accepted and agreed as of
April __, 2002.



PartsBase, Inc.

By:_____________________
Name:___________________
Title:__________________